UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2017

ATHERSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)::

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As a routine matter, Athersys, Inc. (“Athersys”) has been active in the development, improvement and protection of its intellectual property portfolio through its prosecution efforts, collaborative research, and in-licensing, among other things. From time-to-time, Athersys also engages in adversarial processes, such as interference and potentially, litigation, to protect or advance certain patents or applications. Over the past several years, Athersys has been involved in several proceedings in the United States and Europe with a third party, Garnet BioTherapeutics, Inc. (“Garnet”), focused on stem cell technologies. These proceedings have been previously disclosed. On October 12, 2017, Athersys entered into an agreement with Garnet to settle these longstanding intellectual property disagreements between the parties. The settlement brings clarity to Athersys as it enters into the final stages of development and approaches commercialization of its ischemic stroke program, and takes into consideration current and potential new commercial partnership arrangements. Additionally, it eliminates the legal costs associated with the ongoing dispute.

As part of the agreement, Athersys has been granted a worldwide, non-exclusive license, with the right to sublicense, to Garnet patents and applications that have been at the core of the intellectual property disputes, for use related to the treatment or prevention of disease or conditions using cells. In return, Athersys has agreed not to enforce its intellectual property rights against Garnet with respect to therapeutic agents derived from cells (but Athersys fully retains its ability to enforce its rights with respect to cells used as therapy). Athersys has also agreed not to further challenge the patentability or validity of certain Garnet applications or patents (noting that Athersys has been granted a license as described above). Pursuant to the terms of the agreement, Athersys initially will pay Garnet $500,000 and issue 1,000,000 shares of common stock in connection with the execution of the agreement, and will pay an additional $250,000 over each of the next four quarters. Additionally, Athersys will issue 500,000 shares of common stock upon issuance of a patent from the Garnet patent applications at the core of the dispute. There will be no royalty payments or milestone payments to Garnet associated with the development and commercialization of Athersys’ cell therapy products or other payments to Garnet related to the settlement agreement. The shares of Athersys common stock will be issued to Garnet pursuant to Athersys’ existing shelf registration statement.

The opinion of counsel relating to the issuance of the shares of common stock to Garnet is attached hereto as exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Laura K. Campbell
Senior Vice President of Finance

Date: October 16, 2017